Exhibit (l)(1)

250 VESEY STREET •  NEW YORK, NEW YORK  10281
TELEPHONE: +1.212.326.3939 • FACSIMILE: +1.212.755.7306

May 12, 2021

Great Elm Capital Corp.
800 South Street, Suite 230
Waltham, Massachusetts 02453

Re:	Registration Statement on Form N-2 filed by Great Elm Capital Corp.

Ladies and Gentlemen:

We have acted as counsel for Great Elm Capital Corp., a Maryland corporation (the “Company”), in connection with the registration statement on Form N-2 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration, issuance and sale under the Securities Act of up to $57,500,000 in aggregate principal amount of the Company’s unsecured notes (the “Notes”). We understand that the Notes are to be issued under a base indenture, dated September 18, 2017 (the “Base Indenture”), between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”), filed as an exhibit to the Registration Statement, as supplemented by a fourth supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), the form of which is filed as an exhibit to the Registration Statement.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (the “Board”) (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

For the purposes of the opinion expressed herein, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective under the Securities Act (and will remain effective at the time of issuance of any Notes thereunder); (ii) a prospectus describing the Notes offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of the Notes will have been established in accordance with the authorizing resolutions adopted by the Company’s Board (or an authorized committee thereof), the Company’s Amended and Restated Charter and applicable law and will be in full force and effect at all times at which the Notes are offered or sold by the Company; (iv) the Company will issue and deliver the Notes in the manner contemplated by the Registration Statement; (v) all Notes will be issued in compliance with applicable federal and state securities laws; (vi) the Indenture will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company; (vii) the Supplemental Indenture will have been authorized, executed and delivered by the Company and the Trustee in a form approved by us, and the Indenture will have been qualified under the Trust Indenture Act of 1939; and (viii) the Notes will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DETROIT • DUBAI DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID • MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SAUDI ARABIA • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Great Elm Capital Corp.
May 12, 2021

For purposes of our opinion, we also assume that (a) the Company is a corporation existing and in good standing under the laws of the State of Maryland, (b) the Indenture and the Notes have been or will have been (i) authorized by all necessary corporate action of the Company and (ii) executed and delivered by the Company under the laws of the State of Maryland, and (c) the execution, delivery, performance and compliance with the terms and provisions of the Indenture and the Notes by the Company do not violate or conflict with the laws of the State of Maryland, the terms and provisions of the Company’s Amended and Restated Charter or Bylaws, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties.

The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day